                                                                      EXHIBIT 11

                            MITCHAM INDUSTRIES, INC.
                      STATEMENT RE COMPUTATION OF EARNINGS
                                    PER SHARE
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)


                                                          THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                               JULY 31,                           JULY 31,
                                                   -------------------------------    ------------------------------
                                                         1999            1998               1999          1998
                                                   --------------- ---------------    --------------- --------------
COMPUTATION OF BASIC EARNINGS
  PER COMMON SHARE:

Net income (loss)                                     $   (2,092)     $       852        $   (3,334)    $    2,532
                                                      ----------      -----------        ----------     ----------

Weighted average number of common
     shares outstanding                                9,551,000        9,508,000         9,550,000      9,471,000

Earnings per common share                             $    (0.22)     $      0.09        $    (0.35)    $     0.27
                                                      ==========      ===========        ==========     ==========



COMPUTATION OF EARNINGS PER COMMON SHARE
  ASSUMING DILUTION:

Net income (loss)                                     $   (2,092)     $       852        $   (3,334)    $    2,532
                                                      ----------      -----------        ----------     ----------

Weighted average number of common shares               9,551,000        9,508,000         9,550,000      9,471,000
outstanding

Net effect of dilutive stock options and warrants
   based on the treasury stock method, using
   the average market price                                   --          195,000                --        256,000
                                                      ----------      -----------        ----------     ----------

Common shares outstanding assuming dilution            9,551,000        9,703,000         9,550,000      9,727,000
                                                      ==========      ===========        ==========     ==========
Earnings per common share assuming dilution           $    (0.22)     $      0.09        $    (0.35)    $     0.26
                                                      ==========      ===========        ==========     ==========